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                                                                      Exhibit 21

                             List of Subsidiaries

Registrant: Telemonde, Inc., a Delaware corporation

Wholly-owned subsidiaries of Telemonde, Inc.:

   Telemonde Investments Limited, a British Virgin Islands Company EquiTel Communications Limited, a United Kingdom company telemonde.net, S.A., organized in Switzerland
   TGA (UK) Limited, a United Kingdom company
   Telemonde Networks Limited, a United Kingdom company
   Telecities Limited, a United Kingdom company
   MetroLinx Limited, a United Kingdom company

Wholly-owned subsidiaries of Telemonde Investments Limited:

   Telemonde International Bandwidth Limited, a British Virgin Islands company Telemonde Bandwidth (Bermuda) Limited, a Bermuda company
   Telemonde International Bandwidth (Bermuda) Limited, a Bermuda company

Subsidiaries of EquiTel Communications, Limited:

   EquiTel Card Services Limited (100%), a United Kingdom company
   Teleroute Limited (100%), a United Kingdom company
   Telesource Limited (100%), a United Kingdom company
   Desert Telecommunications Services LLC (75%), organized in Oman